Issued to:

Roynat Merchant Capital Inc.
Suite 3720, 100 North Tryon Street
Charlotte, North Carolina, 28202

Facsimile No.  (704) 334-5719


                             Thomas Equipment, Inc.
                            1818 North Farwell Avenue
                              Millwaukee, Wisconsin
                                      53202
                          Facsimile No. (312) 873-3739

                                    DEBENTURE

CDN$6,500,000.00                                               February 28, 2005

1. Thomas Equipment, Inc. (the "Company") for value received hereby promises to pay to Roynat Merchant Capital Inc. ("Roynat"), at its address specified above, the principal amount of Six Million, Five Hundred Thousand Dollars ($6,500,000.00) in lawful money of Canada in the manner hereinafter provided, together with all other moneys which may from time to time be owing hereunder or pursuant hereto. At the option of Roynat the principal amount outstanding hereunder may be converted to United States Dollars at a rate to be agreed between the Company and Roynat, and upon such conversion, notwithstanding any other terms and conditions set out herein, all payments to be made in connection herewith shall be made in lawful money of the United States.

2. Principal Payments. Subject to the provisions of this Debenture, the principal amount of this Debenture shall become due and payable in one instalment, together with interest thereon and all other moneys owing hereunder, on the 30th day of December, 2005.

3. Interest. Interest shall be payable on the 15th day of each month on the balance from time to time outstanding of the principal amount of this Debenture, any overdue interest and any other moneys due and payable hereunder, both before and after maturity, default or judgment, at fifteen percent (15%) per annum (the "Loan Rate") calculated and compounded monthly, computed from the respective dates of advance of the moneys by Roynat to the Company until payment in full of all moneys owing hereunder. The first interest payment date shall be the 15th day of the month in which the first advance is made by Roynat hereunder or, if the first advance is made after the 15th day of a month, the first interest payment date shall be the 15th day of the next succeeding month.

In addition to the foregoing, if the principal amount of this Debenture is not repaid in full on the 30th day of December, 2005 then on December 31, 2005 and the last day of each month thereafter until payment in full, the Company agrees to pay additional interest to Roynat in the amount of One Hundred Thousand Dollars ($100,000) in lawful money of Canada. Such additional interest is not liquidated damages.

At the option of Roynat, interest accrued may be deducted from proceeds of advances hereunder.

At the option of the Company, upon not less than five (5) days prior written notice to Roynat, up to one-fifth (1/5) of any particular interest payment hereunder due and payable prior to December 30, 2005 may be accrued rather than paid on such interest payment date and the amount so accrued shall be added to the principal amount hereunder and interest shall be payable thereon at the Loan Rate from the date of such accrual until paid in full.

4. Redemption, The Company may redeem this Debenture prior to maturity either in whole at any time or, when not in default hereunder, in part from time to time on not less than 30 days' written notice at a price equal to the principal amount being redeemed together in each case with accrued and unpaid interest on such principal amount to the date fixed for redemption and, in the case of redemption in whole, all other moneys owing hereunder.

5. Partial Payments . The amounts received by Roynat in respect of any particular repayment (other than a partial redemption under Paragraph 4 above) shall be applied as follows: (a) firstly, in payment of accrued but unpaid interest, (b) secondly, in payment of the then outstanding principal obligations; and (c) the balance thereof, in payment of all other amounts secured by this Debenture. In case less than the total principal amount of this Debenture is redeemed at any time, the principal amount so redeemed shall be credited against the principal payable hereunder in inverse order of maturity and the amount of instalments of principal hereunder shall be adjusted accordingly.

6. Security. As security for the payment of the principal, interest and all other moneys from time to time payable under this Debenture or otherwise payable to Roynat, and the performance by the Company of all its obligations hereunder and of any other obligations to or in favour of Roynat and to better secure the principal, interest and other monies from time to time secured hereunder, but subject to Permitted Encumbrances and to the exception as to leaseholds hereinafter contained, the Company hereby grants a security interest in and grants, assigns, mortgages and charges, as and by way of a fixed and specific mortgage and charge to and in favour of Roynat:

      a. all real and immoveable property, both freehold and leasehold, now owned or hereafter acquired by the Company, together with all buildings, erections, fixed machinery and fixed equipment presently situated thereon or which may at any time hereafter be constructed or placed thereon or used in connection therewith, including without limitation the property described in Schedule "B" hereto;

      b. all furniture, machinery, equipment, vehicles, accessories and other tangible personal property (other than Inventory) now owned or hereafter acquired by the Company or in respect of which the Company now or hereafter has any right, title or interest, together with any proceeds of sale or disposition thereof; and

      c.    by way of a sublease,

            (i) the leasehold interest of the Company in the lands and all buildings and other improvements thereon and all appurtenances therewith and all other premises comprised therein which have been demised by the Lease (the "Lands");

            (ii)  the Lease and leasehold estate created by the Lease;

            (iii) any and all interest of the Company in any and all buildings and improvements located on the Lands; and

            (iv) all of the Company's rights and benefits of any kind whatsoever granted by the Lease and the unexpired residue of the said term thereof and all other estate, term, rights of renewal and purchase and other interests of the Company in and to the Lease;

      but excepting always the last day of the term of the Lease or any renewal thereof or any agreement with respect thereto; all of which property charged hereunder shall be hereinafter collectively referred to as the "Leasehold Interest".

And for the same consideration and purposes and subject to the same exceptions, the Company hereby charges as and by way of a first floating charge to and in favour of Roynat the undertaking of the Company and all its property and assets for the time being, both present and future, and of whatsoever nature and wherever situate (other than property and assets from time to time effectively subjected to the fixed and specific mortgages and charges created hereby or by any instrument supplemental hereto).

Provided that such floating charge shall not prevent the Company from time to time until the security hereby constituted shall have become enforceable from selling, leasing or otherwise disposing of the property, rights and assets included in such floating charge or from making expenditures with a view to the expansion of its business or from giving security constituting Permitted Encumbrances, all in the ordinary course of its business and subject to the provisions of this Debenture. In particular, the Company may give security to Laurus Master Fund, Ltd. ("Laurus") on any and all of the Company's assets and such security if validly perfected shall rank prior to the lien hereof on such assets without further action by Roynat. Notwithstanding any other provision of this Debenture except as provided in the foregoing sentence, the security interests constituted hereby and by any supplemental security granted to Roynat shall not be subordinate to, nor is there any intention to subordinate such security interests to, any Permitted Encumbrances or security interests held by others.

All security interests created by this Debenture attach immediately upon execution of the Debenture. The attachment of the floating charge has not been postponed and the floating charge shall attach to any particular property intended to be subject to it as soon as the Company has rights in such property. Roynat shall be authorized to file such financing statements or other documents in the public records indicating that it has a security interest in all of the assets, property and undertaking of the Company.

All property and assets of the Company whether specifically charged or subjected to the floating charge are hereinafter referred to as the "Mortgaged Premises".

7. Exception as to Leaseholds. It is hereby declared that the last day of any term of years reserved by any lease or sublease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Company is excepted out of the Mortgaged Premises, but the Company shall stand possessed of any such reversion upon trust to assign and dispose thereof as Roynat may direct.

8. Payments and Notice. Any payments not received by Roynat by two o'clock p.m. on a Business Day shall be deemed to have been received on the next Business Day. Any notice required or desired to be given hereunder or under any Offer of Finance or under any instrument supplemental hereto shall be in writing and may be given by personal delivery, by facsimile or other means of electronic communication or by sending the same by registered mail, postage prepaid, to Roynat or to the Company at their respective addresses set out above and, in the case of electronic communication, to the facsimile numbers set out above. Any notice so delivered shall be conclusively deemed given when personally delivered and any notice sent by facsimile or other means of electronic transmission shall be deemed to have been delivered on the Business Day following the sending of the notice, and any notice so mailed shall be conclusively deemed given on the third Business Day following the day of mailing, provided that in the event of a known disruption of postal service, notice shall not be given by mail. Any address for notice or payments herein referred to may be changed by notice in writing given pursuant hereto.

9.    Covenants.

            a. This Debenture is issued subject to and with the benefit of all the covenants, terms and conditions in Schedule "A" hereto which Schedule forms a part hereof.

            b. The Company covenants and agrees that it shall not, nor shall it allow any of its subsidiaries to, make any payments in respect of any shareholder loans except as permitted herein or otherwise agreed to.

            c. In addition to such covenants, terms and conditions, the Company covenants with Roynat that so long as this Debenture remains outstanding the Company shall:

            (i) execute and deliver all such documents as may be necessary to maintain in force the pre-authorized payment system specified in the Offer of Finance;

            (ii) comply, and shall cause its subsidiaries to comply, with all applicable laws, rules, regulations and policies applicable thereto including applicable securities regulatory requirements;

            (iii) provide, and shall cause its subsidiaries to provide, Roynat will full, complete and timely disclosure of all matters pertaining to its business and the financial condition thereof and the Mortgaged Premises and shall allow Roynat to inspect such business and financial records upon request;

            (iv) firstly, from the proceeds of any public offering of shares or other securities of the Company, repay all amounts outstanding hereunder, prior to the payment of any other creditor of the Company, whether ranking senior or junior to Roynat, and prior to using such proceeds for the operation of the Company and its subsidiaries;

            (v) not make any payments in respect of any shareholder loans except as permitted herein;

            (vi) not, and shall not permit any of its subsidiaries to, repay the principal amount of any debt other than scheduled repayments or payments to Laurus by delivery of the Company's securities, whether senior or junior to this Debenture, without the prior consent of Roynat until such time as all amounts payable hereunder have been paid in full;

            (vii) not permit the breach of any financial or other material covenant of the Company or any subsidiary made in favour of any senior operating lender of the Company or any subsidiary, as the case may be;

            (viii) not enter into any transaction (whether by way of
                  reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking or assets (including all or part of the Mortgaged Premises) would become the property of any other person or any person resulting or continuing from such transaction without the prior written consent of Roynat.;

            (ix) not allow any subsidiary to enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of such subsidiary's undertaking or assets would become the property of any other person or any person resulting or continuing from such transaction without the prior written consent of Roynat;

            (x) maintain directly or indirectly (through the ownership of a wholly-owned incorporated entity) ownership of all of the issued and outstanding shares of each of its subsidiaries;

            (xi) not, and shall not permit any of its subsidiaries, to acquire or create any subsidiary, affiliate or non-arms length person without the prior written consent of Roynat;

            (xii) not, and shall not permit any subsidiary to, acquire any business, whether by way of assets or shares;

            (xiii) not, and shall not permit any of its subsidiaries to, make any capital expenditures in excess of CDN$5,000,000 per year;

            (xiv) not, and shall not permit any of its subsidiaries to, incur any funded debt or enter into any capital lease obligations in excess of CDN$3,000,000 in the aggregate;

            (xv) not, and shall not permit any of its subsidiaries to, enter into any arrangement with any person providing for the leasing by any of the Company or any of its subsidiaries, as lessee, of property which has been or is to be sold or transferred by the Company or any of its subsidiaries to such person or to any other person to whom funds have been or are to be advanced by such person on the security of such property or the lease obligation of the Company or any of its subsidiaries;

            (xvi) not, and shall not permit any of its subsidiaries to, guarantee, endorse, indemnify a person in respect of or otherwise become a surety for or upon the obligations or liabilities of any person;

            (xvii) not, and shall not permit any of its subsidiaries to, declare or pay any dividends or pay any management compensation of any kind including, without limitation, a bonus or bonuses of any kind or make any other payment or distribution in respect of any share of the capital of the Company or any of its subsidiaries without the prior written consent of Roynat;

            (xviii) not, and shall not permit any of its subsidiaries to, make any change whatsoever in the issued or authorized share capital or issue any rights, warrants, options or other similar instruments of any kind without the prior written consent of Roynat, except that the Company shall be permitted to issue an aggregate of up to 3,000,000 shares of common stock or options to purchase up to 3,000,000 shares of common stock in each case for fair market value or as set out on Schedule "D" attached hereto;

            (xix) not, and shall not permit any of its subsidiaries to, directly or indirectly enter into any transactions with, provide services to, receive services from, or make payments, with, to or from any person who does not deal at arm's length with the Company or any of its subsidiaries without the prior written consent of Roynat;

            (xx) not, issue any shares or redeem any shares of the Company or any subsidiaries, except that the Company shall be permitted to issue an aggregate of up to 3,000,000 shares of common stock or options to purchase up to 3,000,000 shares of common stock in each case for fair market value or as set out on Schedule "D" attached hereto;

            (xxi) not change the fiscal year end of the Company or any of its subsidiaries or change its auditors or the accounting principals it applies in preparing its financial statements; and

            (xxii) not amend the articles of incorporation or other constating documents of the Company or any of its subsidiaries.

10. Offer of Finance. This Debenture is being issued by the Company to Roynat pursuant to the terms of a certain letter agreement between the Company and Roynat dated January 18, 2005 (such letter agreement including any amendments thereto being herein called the "Offer of Finance"). All terms and conditions of the Offer of Finance shall remain in full force and effect, except to the extent inconsistent with the provisions of this Debenture, and the Company shall abide by such terms and conditions.

11. Maximum Recovery . If any amounts, whether on account of interest, fees, bonus or additional consideration, becomes payable to or is received by Roynat pursuant to this Debenture, the Offer of Finance, any other security document or other agreement which would exceed the maximum amount recoverable under applicable law on moneys advanced by Roynat:

            a. any amounts so payable shall be reduced and are hereby limited to the maximum amount recoverable under applicable law;

            b. any amounts so received by Roynat shall, at Roynat's option, either be returned to the Company or, notwithstanding Section 4 hereof, be deemed to have been received by Roynat as a partial redemption of this Debenture and shall be credited against principal payable hereunder in inverse order of maturity; and

            c. if paragraph (a) requires the reduction in an amount or amounts payable to Roynat, Roynat in its sole discretion shall determine which amount or amounts shall be reduced to ensure compliance with this Section 11.

12. Extensions and Amendments. Any agreement for the extension of the time of payment of the moneys hereby secured or any part thereof made at, before or after maturity, and prior to the execution of a discharge or release of this Debenture, or any agreement for altering the term, rate of interest (whether increased or decreased), the amount of the principal payments hereunder or any other covenant or condition hereof, need not be registered in any office of public record but shall be effectual and binding upon the Company and upon every subsequent mortgagee, chargee, encumbrancer or other person claiming an interest in the Mortgaged Premises or any part thereof when executed by the Company and delivered to Roynat.

13. Receipt. The Company hereby acknowledges receipt of a true copy of this Debenture and, to the extent permitted by law, waives all rights to receive from Roynat a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Debenture or any supplemental or collateral security granted to Roynat.

14. Binding Effect, Governing Law and Headings. These presents are binding upon the parties hereto and their respective successors and assigns. This Debenture shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein, without regard to any conflict of law principles. Each of the Company and Roynat irrevocably submits to the non exclusive jurisdiction of the courts of the State of New York and all courts competent to hear appeals from those courts with respect to any matter related to this Debenture. The division of this Debenture into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

15. Invalidity, etc. Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of Debenture.

16. Interest Calculations. Interest payable on the Debenture shall be payable both before and after demand, default and judgement at the Loan Rate with interest on overdue interest at the same rate. The yearly rate of interest to which the rate of interest per annum is payable on or is in respect of amounts owing on the Debenture shall be calculated on the basis of a 365 day year.

17. Transfers. This Debenture and the rights hereunder are transferable by Roynat without the consent of the Company. In the event that Roynat effects a partial transfer of this Debenture, Roynat shall advise the Company of the name, address and facsimile number of the transferee, the portion of this Debenture transferred and the date of transfer and the Company shall forthwith thereafter issue Roynat and the transferee a replacement Debenture with terms identical to this Debenture (save for the principal amount owing) without cost or charge to Roynat or the transferee, and this Debenture shall thereafter be deemed surrendered. Roynat and any transferee hereof shall be entitled to the rights evidenced by this Debenture free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder of this Debenture.

        IN WITNESS WHEREOF the Company has executed this Debenture.


        THOMAS EQUIPMENT, INC.



By:     /s/ CLIFFORD RHEE
        -----------------

Name:   Clifford Rhee

Title:  President

                                  SCHEDULE "A"

1.    THE COMPANY HEREBY DECLARES, COVENANTS AND AGREES THAT IT:

      a) As to Title - is the sole legal and beneficial owner of the Mortgaged Premises and owns the same free of all encumbrances other than Permitted Encumbrances;

      b) Further Assurances - shall at its expense on the request of Roynat, execute and deliver to Roynat such further assurances and documents as Roynat may require to perfect Roynat's security on all or any part of the Mortgaged Premises, or to specifically charge any or all of the property then subject to the floating charge created hereby;

      c) Pay Costs - shall pay all costs and expenses (including legal fees and disbursements on a attorney and own client basis) of Roynat incidental to or which in any way relates to this Debenture or its enforcement including (i) the preparation, execution and filing of this Debenture and any instruments postponing, discharging, amending, extending or supplemental to this Debenture or any security required by any Offer of Finance ("Roynat's Security");
            (ii) perfecting and keeping perfected Roynat's Security; (iii) maintaining the intended priority of Roynat's Security on all or any part of the Mortgaged Premises; (iv) taking, recovering or possessing the Mortgaged Premises; (v) taking any actions or other proceedings to enforce the remedies provided herein or otherwise in relation to this Debenture or the Mortgaged Premises, or by reason of a default hereunder or the non-payment of the moneys hereby secured; (vi) taking proceedings, giving notices and giving responses required under any applicable law concerning or relating to Roynat's Security, including compliance with the provisions of applicable bankruptcy, insolvency, personal property security and mortgage enforcement legislation; (vii) any inspections required to be made to the Mortgaged Premises, or the review of any plans, specifications or other documentation which may require the approval or consent of Roynat; (viii) responding to or participating in proceedings in the nature of those described in Sections 10(e), (f) and (g) hereof; and (ix) obtaining the advice of counsel and other advisors in relation to the foregoing;

            all such costs and expenses and other monies payable hereunder, together with interest at the Loan Rate, shall be payable on demand and shall upon being incurred by Roynat be secured hereby and constitute a charge on the Mortgaged Premises and any proceeds of realization;

      d) To Pay Rents and Taxes - shall, and shall cause it subsidiaries to, pay all rents, taxes and assessments lawfully imposed upon the Mortgaged Premises or any part thereof and upon the income and profits of the Company when the same become due and payable, shall show to Roynat on request receipts for such payment;

      e) To Maintain Corporate Existence and Security - shall, and shall cause it subsidiaries to, maintain its corporate existence, shall keep the Mortgaged Premises in good condition and repair, shall maintain the security hereby created as a valid and effective security at all times so long as any moneys are outstanding hereunder, shall carry on and conduct its business in a proper and efficient manner and in accordance with all applicable law, shall not materially alter the kind of business carried on by it, shall not change its name without providing ten (10) days prior written notice to Roynat, shall observe and perform all of its obligations under leases, licences and other agreements to which it is a party so as to preserve and protect the Mortgaged Premises and the income therefrom, and shall keep proper books of accounts with correct entries of all transactions in relation to its business. The Company acknowledges, covenants and agrees that if it amalgamates with any other company or companies, then (i) the Mortgaged Premises and the security interests created by this Debenture will extend to and include all property and assets of the amalgamated Company and to any property or assets of the amalgamated Company thereafter owned or acquired, (ii) the term "Company", where used in this Debenture, will extend to and include the amalgamated Company;

      f) Not to Sell - shall not, and shall ensure that each of its subsidiaries does not, except as otherwise permitted hereunder, remove, destroy, lease, sell or otherwise dispose of any of the Mortgaged Premises; provided that the Company and its subsidiaries may sell or otherwise dispose of furniture, machinery, equipment, vehicles and accessories which have become worn out or damaged or otherwise unsuitable for their purposes on condition that it shall substitute therefor, subject to the lien hereof and free from prior liens or charges, property of equal value so that the security hereby constituted shall not thereby be in any way reduced or impaired;

      g) No Other Liens - shall not, and shall ensure that each of its subsidiaries does not, create, assume or suffer to exist any charge, lien, security interest or encumbrance upon any Mortgaged Premises ranking or purporting to rank in priority to or pari passu with the security interest created hereunder, other than Permitted Encumbrances; provided that no provision hereof shall be construed as a subordination or postponement of the security interest created hereunder to or in favour of any other charge, lien, security interest or encumbrance, whether or not it is a Permitted Encumbrance;

      h) To Hold Proceeds of Unauthorized Sale in Trust - in the event the Mortgaged Premises or any part thereof are sold or disposed of prior to the full discharge of this Debenture by Roynat, in any manner not authorized by this Debenture, shall hold all proceeds of such sale or disposition received by the Company as trustee for Roynat until the Company has been fully released from this Debenture by Roynat;

      i) To Insure - shall, and shall cause it subsidiaries to, keep insured the Mortgaged Premises with reputable insurers approved by Roynat in such amounts against loss or damage by fire and other causes or perils as Roynat may reasonably require and shall pay all premiums necessary for such purposes as the same shall become due. All policies of insurance issued in respect of the Mortgaged Premises and all proceeds thereof are hereby assigned to Roynat as security for the Company's obligations hereunder. Roynat shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured, as applicable, with respect to any such insurance providing coverage in respect of any of the Mortgaged Premises, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Roynat, that it will give Roynat thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled;

      j) To Furnish Proofs - shall, and shall cause it subsidiaries to, forthwith on the happening of any loss or damage furnish at its expense all necessary proofs and do all necessary acts to enable Roynat to obtain payment of the insurance moneys subject to the rights of holders of Permitted Encumbrances;

      k) Inspection by Roynat - shall, and shall cause it subsidiaries to, allow any employees or third parties retained by Roynat at any reasonable time to enter the premises of the Company to inspect the Mortgaged Premises, including without limitation the right to undertake soil, ground water, environmental or other tests, measurements or surveys in, on or below the Mortgaged Premises, and to inspect the books and records of the Company and any of its subsidiaries and make extracts therefrom, and shall permit Roynat prompt access to such other persons as Roynat may deem necessary or desirable for the purposes of inspecting or verifying any matters relating to any part of the Mortgaged Premises or the books and records of the Company, provided that any information so obtained shall be kept confidential, save as required by Roynat in exercising its rights hereunder or pursuant to any applicable law or court order. The Company shall pay all costs and expenses of third parties (including legal fees and disbursements on a attorney and own client basis) retained by Roynat for purposes of inspection under this
            Section 1(k);

      l) Deliver Financial Statements - shall, and shall cause it subsidiaries to, deliver to Roynat within 105 days of the close of each financial year of the Company one copy of the audited consolidated annual financial statements for that year, including the balance sheet and statements of income, retained earnings and changes in financial position accompanied by the report of the Company's auditors, and such other statements or reports as may be required by Roynat in the Offer of Finance, and within 30 days after the end each month, one copy of the interim consolidated financial statements signed by an authorized officer of the Company, all of which financial statements shall be prepared in accordance with generally accepted accounting principles; and shall at the same time deliver to Roynat copies of all management reports prepared by the auditors of the Company together with any other statements stipulated in the Offer of Finance;

      m) Not to Create Certain Charges - without the prior written consent of Roynat, shall not create or suffer to exist any charge or encumbrance over all or any portion of the Mortgaged Premises ranking or purporting to rank prior to or pari passu with the charges hereof, other than Permitted Encumbrances, and shall not permit any subsidiary to mortgage, charge or otherwise encumber any of its property or assets or issue any bonds, debentures, shares or other securities, except to the Company;

      n) Not to Remove - prior to the removal of any of the Mortgaged Premises from the state or province in which it is situated at the date of this Debenture or to leasehold property, the Company shall, and shall cause it subsidiaries to, effect such further registrations and obtain such other consents and give such other security, at the sole cost and expense of the Company, as may be required or desirable to protect or preserve the security hereby created, and the Company shall forthwith notify Roynat of the intended removal and the action proposed to be taken.

      o) No Actions - has received no notice of and has no knowledge of any pending, potential or threatened litigation or claim for judicial or administrative action claiming an amount in excess of Cdn$500,000 which would adversely affect the Mortgaged Premises or their use or market value;

      p)    Compliance with Environmental Laws -

            (i) shall, and shall cause it subsidiaries to, conduct and maintain its business, operations and the Mortgaged Premises so as to comply in all respects with all applicable Environmental Laws, including obtaining all necessary licenses, permits, consents and approvals required to own or operate the Mortgaged Premises and the business carried out on, at or from the Mortgaged Premises;

            (ii) except as specifically permitted by Roynat in writing, the Company shall not, and shall not permit any of its subsidiaries to, permit or suffer to exist, Contaminants or dangerous or potentially dangerous conditions in, on or below the Mortgaged Premises including, without limitation, any polychlorinated biphenyls, radio-active substances, underground storage tanks, asbestos or urea formaldehyde foam insulation;

            (iii) has no knowledge of the existence of Contaminants or dangerous or potentially dangerous conditions at, on or under the Mortgaged Premises or any properties in the vicinity of the Mortgaged Premises which could affect the Mortgaged Premises or the market value thereof or in levels that exceed the standards in Environmental Laws;

            (iv) has no knowledge of the Mortgaged Premises, or any portion thereof, having been used for the disposal of waste;

            (v) has not given or received, nor does it have an obligation to give, any notice, claim, communication or information regarding any past, present, planned or threatened treatment, storage, disposal, presence, release or spill of any Contaminant at, on, under or from the Mortgaged Premises or any property in the vicinity of the Mortgaged Premises, including any notice pursuant to any Environmental Laws or any environmental report or audit. The Company shall notify Roynat promptly and in reasonable detail upon receipt of any such claim, notice, communication or information or if the Company becomes aware of any violation or potential violation of the Company of any Environmental Laws and shall describe therein the action which the Company intends to take with respect to such matter;

            (vi) shall, and shall cause it subsidiaries to, at the Company's expense establish and maintain a system to assure and monitor continued compliance with, and to prevent the contravention of, Environmental Laws, which system shall include periodic reviews of such compliance system and the Company shall provide an annual report to Roynat regarding the Company's and each of its subsidiaries environmental performance, and the effectiveness of such system;

            (vii) shall, and shall cause it subsidiaries to, promptly advise
                  Roynat in writing of any material adverse change in the environmental or other legal requirements affecting the Company or the Mortgaged Premises upon the Company becoming aware of any such change, and the Company shall provide Roynat with a copy of any of the orders, by-laws, agreements or other documents pursuant to which any such change is effected or documented;

            (viii) shall at the Company's expense, and shall cause it
                  subsidiaries to, promptly take or cause to be taken any and all necessary remedial or clean-up action in response to the presence, storage, use, disposal, transportation, release or discharge of any Contaminant in, on, under or about any of the Mortgaged Premises, or used by the Company, in compliance with all material laws including, without limitation, Environmental Laws, and in accordance with the orders and directions of all applicable federal, state, provincial, municipal and local governmental authorities;

            (ix) shall deliver to Roynat a true and complete copy of all environmental audits, evaluations, assessments, studies or tests relating to the Mortgaged Premises or the Company now in its possession or control or forthwith after the completion thereof, or upon such materials coming into the Company's possession or control;

            (x) shall at the Company's expense, if reasonably requested by Roynat in writing, retain an environmental consultant acceptable to Roynat, acting reasonably, to undertake environmental tests and to prepare a report or audit with respect to the Mortgaged Premises and deliver same to Roynat for its review; and

            (xi) shall indemnify and save harmless Roynat, its officers, directors, employees, agents and shareholders from and against all losses, liabilities, damages or costs (including legal fees and disbursements on a attorney and own client basis) suffered including, without limitation, the cost or expense of any environmental investigation, the preparation of any environmental or similar report, and the costs of any remediation arising from or relating to any breach of the foregoing covenants of this Section 1(p), any breach by the Company or any other person now or hereafter having an interest in the Mortgaged Premises which is asserted or claimed against Roynat; the presence, in any form, of any Contaminant on or under the Mortgaged Premises, or the discharge, release, spill or disposal of any contaminant by the Company, which is asserted or claimed against any of these indemnified persons. This indemnity shall survive the payment in full of all amounts secured hereunder and the discharge of this Debenture. Roynat shall hold the benefit of this indemnity in trust for those indemnified persons who are not parties to this Debenture;

      q) No Consents - has received all consents required in connection with the transactions contemplated hereby and the consummation of the transaction contemplated hereby will not result in any default under any agreement the Company or any of its subsidiaries are party to and will not result in the creation of any security interest or other encumbrance on the assets of the Company or any of its subsidiaries.

      r) Correspondence - shall, within 10 business days of receipt or delivery as the case may be, deliver to Roynat copies of all correspondence from or to any securities regulatory authority including without limitation the Securities and Exchange Commission, any state securities regulator, any securities exchange or market including NASDAQ.

2. Waiver of Covenants. Roynat may waive in writing any breach by the Company of any of the provisions contained in this Debenture or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company hereunder, provided that no such waiver or any other act, failure to act or omission by Roynat shall extend to or be taken in any manner to affect any subsequent breach or default or the rights of Roynat resulting therefrom.

3. Performance of Covenants by Roynat. If the Company shall fail to perform any covenant on its part herein contained, Roynat may in its absolute discretion perform any such covenant capable of being performed by it, but Roynat shall be under no obligation to do so. If any such covenant requires the payment of money or if the Mortgaged Premises or any part thereof shall become subject to any charge ranking in priority to the lien hereof, Roynat may in its absolute discretion make such payment and/or pay or discharge such charge, but shall be under no obligation to do so. All sums so paid by Roynat, together with interest at the Loan Rate, shall be payable by the Company on demand and shall constitute a charge upon the Mortgaged Premises. No such performance or payment shall relieve the Company from any default hereunder or any consequences of such default.

4. Appointment of Monitor. If in the opinion of Roynat, acting reasonably, a material adverse change has occurred in the financial condition of the Company, or if Roynat in good faith believes that the ability of the Company to pay any of its obligations to Roynat or to perform any other covenant contained herein has become impaired or if an event of default has occurred, Roynat may by written notice to the Company, appoint a monitor (the "Monitor") to investigate any or a particular aspect of the Company or its business and affairs for the purpose of reporting to Roynat. The Company shall give the Monitor its full co-operation, including full access to facilities, assets and records of the Company and to its creditors, customers, contractors, officers, directors, employees, auditors, legal counsel and agents. The Monitor shall have no responsibility for the affairs of the Company nor shall it participate in the management of the Company's affairs and shall incur no liability in respect thereof or otherwise in connection with the Company, its business and affairs or the Mortgaged Premises. The Monitor shall act solely on behalf of Roynat and shall have no contractual relationship with the Company as a consultant or otherwise. The appointment of a Monitor shall not be regarded as an act of enforcement of this Debenture. All reasonable fees and expenses of the Monitor (including legal fees and disbursements on a attorney and own client basis) shall be paid by the Company upon submission to it of a written invoice therefor. Roynat may at its option upon the occurrence of an event of default appoint or seek to have appointed the Monitor as Receiver, receiver and manager, liquidator, or trustee in bankruptcy of the Company or the Mortgaged Premises or any part thereof.

5. Application of Insurance Proceeds. Any insurance moneys received by Roynat pursuant to Sections 1(i) and/or 1(j) above may at the option of Roynat be applied to rebuilding or repairing the Mortgaged Premises, or be paid to the Company, or any such moneys or any insurance moneys received by Roynat upon the death of any person whose life is insured under any policy of insurance assigned to Roynat as security for the obligations of the Company hereunder may be applied in the sole discretion of Roynat, in whole or in part, to the repayment of the principal amount hereby secured or any part thereof whether then due or not, with any partial payments to be credited against principal instalments payable hereunder in inverse order of their maturity dates.

6. No Merger or Novation. The taking of any judgment or the exercise of any power of seizure or sale shall not operate to extinguish the liability of the Company to perform its obligations hereunder or to pay the moneys hereby secured, shall not operate as a merger of any covenant herein contained or affect the right of Roynat to interest at the Loan Rate in effect from time to time hereunder, and the acceptance of any payment or other security shall not constitute or create any novation. The execution and delivery of this Debenture or of any instruments or documents supplemental hereto shall not operate as a merger of any representation, warranty, term, condition or other provision contained in any other obligation or indebtedness of the Company to Roynat or under any Offer of Finance.

7. Security in Addition. The security hereby constituted is in addition to any other security now or hereafter held by Roynat. The taking of any action or proceedings or refraining from so doing, or any other dealings with any other security for the moneys secured hereby, shall not release or affect the charges created hereby.

8.    Additional Leasehold Provisions.

      a. The Company covenants and agrees that upon receipt of a written demand therefor from Roynat, it shall promptly pay to Roynat as the same fall due all rents, taxes and other charges payable by the Company or demanded by the Landlord pursuant to the provisions of the Lease, which Roynat shall pay to the Landlord or to the competent tax authority, as the case may be, in default whereof Roynat's power of sale hereby given and all other remedies hereunder shall be exercisable.

      b. The Company covenants with Roynat that the Lease is, at the time of the sealing and delivery of these presents, a good, valid and subsisting lease in law and not surrendered, forfeited void or voidable, and that the rents and covenants therein reserved and contained have been duly paid and performed by the Company up to the date hereof, and that the Company has the right, full power and lawful and absolute authority to demise and sublet the said lands and buildings and to grant a new sublease in manner aforesaid and according to the true intent and meaning of these presents, subject only to the consent of the landlord.

      c. The Company covenants and agrees that it will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as tenant under the Lease, and/or imposed upon or assumed by or agreed to by it pursuant to any prior encumbrance and that if the Company shall fail to do so Roynat may (but shall not be obliged to) take any action Roynat deems necessary or desirable to prevent or to cure any default by the Company in the performance of or compliance with any of the Company's covenants or obligations under the Lease and/or imposed upon or assumed by or agreed to by it pursuant to any prior encumbrance. Upon receipt by Roynat from the owner and or any prior encumbrancer of any written notice of default by the Company, Roynat may, upon notice to the Company, rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by the Company or by any party on behalf of the Company. The Company hereby expressly grants to Roynat and agrees that Roynat shall have the absolute and immediate right to enter in and upon the Leasehold Interest or any part thereof to such extent and as often as Roynat, in its sole discretion deems necessary or desirable, in order to prevent or to cure any such default by the Company. Roynat may pay and expend such sums of money as Roynat in its sole discretion deems necessary for any such purpose, and the Company hereby agrees to pay to Roynat, immediately upon notification by Roynat and without demand, all such sums so paid and expended by Roynat, together with interest thereon at the rate aforesaid from the date of each such payment. All sums so paid and expended by Roynat, and the interest thereon, shall stand charged upon the Leasehold Interest with interest at the rate aforesaid, shall be added to the principal moneys hereby secured in addition to all other moneys secured thereon, and shall be secured by the lien of this Debenture.

      d. The Company covenants with Roynat that if this Debenture is or shall be outstanding at the expiration of the term of the Lease and the Company shall refuse or neglect to exercise its right, if any, to renew the Lease or any renewals thereof to be hereafter granted, and to pay the fees, costs, charges and expenses incidental to and payable upon such renewals, then, and as often as it shall happen, Roynat may, if it thinks proper, effect such renewals in its own name or otherwise, and in that case every such new lease less one day of the term thereof and the lands and buildings thereby demised shall remain and be a security to Roynat as well for the payment of all money paid to it for such renewal and its costs, charges and expenses, as for any other sums that may be due by virtue of this indenture.

      e. For the consideration aforesaid, the Company will henceforth stand possessed of the Leasehold Interest for the residue of the term granted by the Lease in trust for Roynat, and will assign and dispose thereof as Roynat may direct, but subject to the same right of redemption as is hereby given to the Company with respect to the derivative term hereby granted; the Company hereby irrevocably appoints Roynat as the Company's substitute to be the Company's attorney during the continuance of this security and for and on behalf of the Company to assign the Lease and convey the Leasehold Interest and the said reversion as Roynat shall, in the event of default hereunder, direct, and in particular, upon any sale made by Roynat under the statutory power or powers of sale herein contained, to assign the Lease and convey the Leasehold Interest and the said reversion to the purchaser; and it is hereby declared that in the event of default hereunder Roynat or other person for the time being entitled to the money hereby secured may at any time, by deed, remove the Company or any other person from being a trustee of the Lease under the declaration of trust hereinbefore declared and on the removal of the Company, or any future trustee of the Lease may, by deed, appoint a new trustee or trustees in the Company's place.

      f.    The Company further covenants and agrees:

            (i) that it will not surrender the Lease or the rights of renewal, nor terminate or cancel the Lease, and that it will not without the express written consent of Roynat modify, change, supplement, alter or amend the Lease either orally or in writing which consent shall not be unreasonably withheld;

            (ii) that no release or forbearance of any of the Company's obligations under the Lease or under any prior encumbrance shall release the Company from any of its obligations under this Debenture, including the obligations with respect to the payment of rent as provided for in the Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Lease and any prior encumbrance to be kept, performed and complied with by the tenant in the Lease and by the Company in any prior encumbrance;

            (iii) that unless Roynat shall otherwise expressly consent in writing, the title in fee simple to the property demised by the Lease and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates by purchase or otherwise.

9. Partial Discharges. Roynat may in its sole discretion grant partial discharges or releases of security in respect of any of the Mortgaged Premises on such terms and conditions as it shall deem fit and no such partial discharges or releases shall affect the remainder of the security constituted hereby nor shall it alter the obligations of the Company hereunder.

10. Events of Default. The whole of the principal balance remaining unpaid together with interest and all other moneys secured by this Debenture shall, at the option of Roynat, become immediately due and payable and the security hereby created shall become enforceable in each of the following events (each event being herein called an "event of default"):

      a) if the Company defaults in payment of the principal on this Debenture or on any other indebtedness of the Company to Roynat when the same becomes due;

      b) if the Company defaults in payment of the interest on this Debenture or on any other indebtedness of the Company to Roynat, other than principal, when the same becomes due and such default is, in the reasonable opinion of Roynat, not capable of being cured or, if it is capable of being cured, is not cured within 5 days of default;

      c) if the Company defaults in the performance or observance of any of the covenants contained in Section 9(b) of the Debenture or in Sections 1(f), (g), (k), (m) or (n) of this Schedule or Section 4 of this Schedule;

      d) if the Company or any of its subsidiaries defaults in the performance or observance of any other covenant or condition herein contained or contained in any other agreement or instrument between the Company or any of its subsidiaries and, or in favour of, Roynat, including, without limitation, the warrants issued by the Company to Roynat or the related registration rights agreement (other than a default of the obligation of the Company to have a registration statement effective as of a particular date) or the Subscription Agreement, and such default shall continue for 10 days after written notice thereof to the Company by Roynat;

      e) if there is any material misrepresentation or misstatement contained in any certificate or document delivered by an officer or director of the Company or any subsidiary in connection with this Debenture, or in connection with any other agreement, document, certificate or instrument of any kind whatsoever delivered at any time by the Company or any subsidiary to Roynat;

      f) if the Company or any of its subsidiaries institutes any proceeding or takes any corporate action or executes any agreement or notice of intention to authorize its participation in or commencement of any proceeding (i) seeking to adjudicate it a bankrupt or insolvent, or
            (ii) seeking liquidation, dissolution, winding up, restructuring, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or organization);

      g) the Company or any of its subsidiaries becomes bankrupt or insolvent or commits an act of bankruptcy, or any proceeding is commenced against or affecting the Company or any of its subsidiaries:

            (i)   seeking to adjudicate it a bankrupt or insolvent;

            (ii) seeking liquidation, dissolution, winding up, restructuring, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or organization); or

            (iii) seeking appointment of a receiver, receiver and manager, liquidator, trustee, agent, custodian or other similar official for it or for any part of its properties and assets, including the Mortgaged Premises or any part thereof;

      h) any order or judgment is issued by a court granting any of the relief referred to in Section 10(f) hereof;

      i) if an encumbrancer or secured creditor shall appoint a receiver or agent or other similar official over any part of the Mortgaged Premises, or take possession of any part of the Mortgaged Premises or if any execution, distress or other process of any court becomes enforceable against any of the property of the Company, or a distress or like process is levied upon any of such property;

      j) if the Company takes any corporate proceedings for its dissolution, liquidation or amalgamation with another company or if the corporate existence of the Company shall be terminated by expiration, forfeiture or otherwise;

      k) if a default occurs under any agreement supplemental hereto or under any other security previously, now or hereafter granted to Roynat by the Company or any guarantor of the obligations of the Company or should any party to any agreement supplemental or collateral hereto fail to carry out or observe any covenant or condition on its part to be observed or performed and such default continues for 10 days after written notice thereof to the Company by Roynat;

      l) if voting control of the Company or any of its subsidiaries shall change without the prior written consent of Roynat;

      m) if a default, breach material misrepresentation or material misstatement occurs or is made, or is permitted to occur or to be made under any agreement, promissory note, debt obligation, guarantee or otherwise now or hereafter granted by or entered into by the Company or any of its subsidiaries to or with Roynat, any other bank, financial institution, or other lender; or

      n) if a default or acceleration occurs under any agreement, promissory note, debt obligation, guarantee or otherwise now or hereafter granted by the Company to any other bank or financial institution.

11. Enforcement. Upon the happening of any event of default, Roynat may exercise any rights, powers or remedies available to Roynat at law or in equity or under applicable legislation and, in addition, shall have the following rights, powers and remedies:

      a) to enter upon and take possession of all or any part of the Mortgaged Premises;

      b) to hold, use, repair, preserve and maintain all or any part of the Mortgaged Premises and make such replacements thereof and additions thereto as Roynat shall deem advisable;

      c) to exercise all powers necessary to the performance of all functions provided for herein including without limitation the powers to purchase on credit, to borrow money in the Company's name or in its own name and to advance its own money to the Company at such rates of interest as it may deem reasonable;

      d) to sell, for cash or credit or part cash and part credit, lease or dispose of or otherwise realize upon all or any part of the Mortgaged Premises whether by public auction or by private sale or lease in such manner as Roynat in its absolute discretion may determine, provided that it shall not be incumbent on Roynat to sell, lease or dispose of the said property but that it shall be lawful for Roynat peaceably to use and possess the same without hindrance or interruption by the Company, or any other person or persons whomsoever, and to receive income from such property and to convey, transfer and assign to a purchaser or purchasers the title to any undertaking, property and assets so sold and provided further that in the case of a sale on credit Roynat shall only be liable to account to the Company, any subsequent encumbrancers and others for moneys actually received by Roynat;

      e) to appoint by instrument in writing any person or persons to be a Receiver of all or any portion of the undertaking, property and assets hereby charged, to fix the Receiver's remuneration and to remove any Receiver so appointed and appoint another or others in his stead; and

      f) to apply to any court of competent jurisdiction for the appointment of a Receiver of all or any portion of the undertaking, property and assets hereby charged.

12.   Powers of Receiver.

      a)    Any Receiver shall have all of the powers of Roynat set out in
            Section 11 of this Schedule and, in addition, shall have the following powers:

            (i) to carry on the business of the Company and to enter into any compromise or arrangement on behalf of the Company; and

            (ii) with the prior written consent of Roynat to borrow money in his name or in the Company's name, for the purpose of carrying on the business of the Company and for the preservation and realization of the undertaking, property and assets of the Company including, without limitation, the right to pay persons having prior charges or encumbrances on properties on which the Company may hold charges or encumbrances, with any amount so borrowed and any interest thereon to be a charge upon the Mortgaged Premises in priority to this Debenture;

      b) Any Receiver appointed pursuant to the provisions hereof shall be deemed to be an agent of the Company for the purposes of:

            (i) carrying on and managing the business and affairs of the Company, and

            (ii) establishing liability for all of the acts or omissions of the Receiver while acting in any capacity hereunder and Roynat shall not be liable for such acts or omissions,

provided that, without restricting the generality of the foregoing, the Company irrevocably authorizes Roynat to give instructions to the Receiver relating to the performance of its duties as set out herein.

13. Application of Moneys. All moneys actually received by Roynat or by the Receiver pursuant to Sections 11 and 12 of this Schedule shall be applied:

      a) first, in payment of claims, if any, of secured creditors of the Company, including any claim of the Receiver pursuant to Section 12(a), ranking in priority to the charges created by this Debenture as directed by Roynat or the Receiver;

      b) second, in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver (including legal fees and disbursements on a attorney and its own client basis) and the exercise by the Receiver or Roynat of all or any of the powers granted to them under this Debenture, including the reasonable remuneration of the Receiver or any agent or employee of the Receiver or any agent of Roynat and all outgoings properly paid by the Receiver or Roynat in exercising their powers as aforesaid;

      c) third, in or towards the payment to Roynat of all moneys due to it by the Company in such order as Roynat in its sole discretion may determine;

      d) fourth, in or towards the payment of the obligation of the Company to persons, if any, with charges or security interests against the Mortgaged Premises ranking subsequent to those in favour of Roynat; and

      e) fifth, subject to applicable law, any surplus shall be paid to the Company.

14. Restriction on Company and its Officers and Directors. Upon the Company receiving notice from Roynat of the taking of possession of the Mortgaged Premises or the appointment of a Receiver, all the powers, functions, rights and privileges of each of the directors and officers of the Company with respect to the properties, business and undertaking of the Company shall cease unless specifically continued by the written consent of Roynat.

15. Discharge and Satisfaction. Upon payment by the Company to Roynat of all moneys hereby secured, these presents shall cease and become null and void and the charges and security interests granted by the Company herein shall cease and be of no further effect without any acknowledgement or formality, but Roynat shall upon the request and at the expense of the Company, execute and deliver to the Company a full release and discharge.

16. No Obligation to Advance. Neither the issue and delivery of this Debenture nor the advance of any funds hereunder shall obligate Roynat to advance any further funds hereunder or otherwise make credit available to the Company, nor will Roynat have any liability for any failure or delay on its part to exercise any rights hereunder.

17. Limited Power of Attorney. The Company hereby appoints Roynat as the Company's attorney, with full power of substitution, in the name and on behalf of the Company, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Company has agreed to execute, deliver and do hereunder, under any Offer of Finance or otherwise, or as may be required by Roynat or any Receiver to give effect to this Debenture or in the exercise of any rights, powers or remedies hereby conferred on Roynat or any Receiver, and generally to use the name of the Company in the exercise of all or any of the rights, powers or remedies hereby conferred on Roynat or any Receiver. This appointment, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Company or for any other reason.

18. Interpretation. As used herein the following expressions shall have the following meanings:

      a) "Business Day" means any day except Saturday, Sunday or a statutory holiday.

      b) "Contaminant" means any solid, liquid, gas, odour, heat, sound, smoke, waste, vibration, radiation or combination of any of them resulting directly or indirectly from human activities that may cause: (i) impairment of the quality of the natural environment for any use that can be made of it, (ii) injury or damage to property or to plant or animal life, (iii) harm or material discomfort to any person, (iv) an adverse affect on the health of any person, (v) impairment of the safety of any person, (vi) rendering any property or plant or animal life unfit for use by man, (vii) loss of enjoyment of normal use of property, or (viii) interference with the normal conduct of business, and includes any pollutant or contaminant as defined in any applicable Environmental Laws and any biological, chemical or physical agent which is regulated, prohibited, restricted or controlled.

      c) "Environmental Laws" means the common law and all applicable United States of America and Canadian federal, state, provincial, local, municipal, governmental or quasi-governmental laws, rules, regulations, licences, orders, permits, decisions or requirements concerning Contaminants, occupational or public health and safety or the environment and any other order, injunction, judgment, declaration, notice or demand issued thereunder;

      d) "Inventory" means property of the Company held for sale including products purchased for resale, finished goods, work in process and raw materials but not including any property not intended to be directly incorporated in finished goods or products to be sold.

      e) "Lease" means any lease entered into by the Company in respect of real property.

      f) "Loan Rate" means the rate of interest specified in Section 3 of the Debenture.

      g)    "Permitted Encumbrances" means any of the following:

            (i) liens for taxes, assessments, governmental charges or levies not at the time due;

            (ii) easements, rights of way or other similar rights in land existing at the date of this Debenture which in the aggregate do not materially impair the usefulness in the business of the Company of the property subject thereto;

            (iii) rights reserved to or vested in any municipality or
                  governmental or other public authority by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same or to require annual or other periodic payments as a condition to the continuance thereof;

            (iv) any lien or encumbrance the validity of which is being contested by the Company in good faith and in respect of which either there shall have been deposited with Roynat cash in an amount sufficient to satisfy the same or Roynat shall be otherwise satisfied that its interests are not prejudiced thereby;

            (v) any reservations, limitations, provisos and conditions expressed in any original grant from the Crown;

            (vi) title defects or irregularities which, in the opinion of counsel to Roynat, are of a minor nature and in the aggregate shall not materially impair the usefulness in the business of the Company of the property subject thereto;

            (vii) validly perfected security given by the Company to the senior lender of the Company listed in Schedule C to which this Debenture has been subordinated on any assets of the Company; and

            (viii) such other encumbrances as are set out in Schedule C.

      h) "person' for the purposes of this Debenture, person is to be broadly interpreted and shall include an individual, a company, a partnership, a trust, an unincorporated organization, a joint venture or any other entity.

      i) "Receiver" shall include one or more of a receiver, receiver-manager or receiver and manager of all or a portion of the undertaking, property and assets of the Company appointed by Roynat pursuant to this Debenture or by a court of competent jurisdiction.

      j) "Roynat" means Roynat Merchant Capital Inc., its successors and assigns and, where applicable, includes those for whom it acts as nominee or agent.

      k) "Subscription Agreement" means the subscription agreement dated the date hereof between the Company and Roynat.

      l) "subsidiaries" means any subsidiary of the Company and for greater certainty includes Thomas Ventures, Inc., Thomas Equipment 2004 Inc., Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited.